Exhibit 99.1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of common shares of beneficial interest of Susser Holdings Corporation is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 16, 2012

WELLSPRING CAPITAL PARTNERS III, L.P.

By:	WCM GenPar III, L.P., its General Partner

By:	WCM GenPar III GP, LLC, its General Partner

By:	/s/ William F. Dawson, Jr.
Name: William F. Dawson, Jr. Title: Authorized Person

STRIPES HOLDINGS, L.P.

By:	WCM GenPar III, L.P., its General Partner

By:	WCM GenPar III GP, LLC, its General Partner

By:	/s/ William F. Dawson, Jr.
Name: William F. Dawson, Jr. Title: Authorized Person

WCM GENPAR III, L.P.

By:	WCM GenPar III GP, LLC, its General Partner

By:	/s/ William F. Dawson, Jr.
Name: William F. Dawson, Jr. Title: Authorized Person

WCM GENPAR III GP, LLC

By:	/s/ William F. Dawson, Jr.
Name: William F. Dawson, Jr. Title: Authorized Person